UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 10, 2021
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2021, the board of directors (the “Board”) of the Federal Home Loan Bank of Boston (the “Bank”) appointed Frank Nitkiewicz, currently the Bank’s executive vice president and chief financial officer, to the additional position of chief operating officer, effective as of January 1, 2022. In connection with the appointment to chief operating officer and for continued service as chief financial officer, Mr. Nitkiewicz will continue to be entitled to participate in the compensation programs applicable to the Bank’s executive officers, as described in the Bank’s 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2021, and in the Current Report on Form 8-K filed with the SEC on April 21, 2021 (reporting on the Bank’s 2021 executive incentive plan).

Mr. Nitkiewicz, age 60, has served as executive vice president and chief financial officer since January 2006. Prior to assuming that position, Mr. Nitkiewicz served as senior vice president, chief financial officer, and treasurer from August 1999 until December 31, 2005, and senior vice president and treasurer from October 1997 to August 1999. Mr. Nitkiewicz joined the Bank in 1991. He holds a B.S. and a B.A. from the University of Maryland and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 14, 2021	Federal Home Loan Bank of Boston
By:/s/ Timothy J. Barrett
Timothy J. Barrett
President and Chief Executive Officer